UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

THE RESERVE PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	000-8157	73-0237060
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6801 N. Broadway, Suite 300
Oklahoma City, Oklahoma 73116-9092
(Address of principal executive offices)

(405) 848-7551
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(b)           Engagement of a New Independent Certifying Accountant.

Effective August 1, 2008, The Reserve Petroleum Company’s (the “Registrant”) independent accountant, Murrell, Hall, McIntosh & Co., PLLP, merged with Eide Bailly, LLP, a regional CPA firm. As a result of this merger, Murrell, Hall, McIntosh & Co., PLLP will no longer continue as the Registrant’s independent accountant.

Murrell, Hall, McIntosh & Co., PLLP reports on the Registrant’s 2006 and 2007 financial statements contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

There have been no disagreements with Murrell, Hall, McIntosh & Co., PLLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Murrell, Hall, McIntosh & Co., PLLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

There have been no reportable events with respect to the Registrant as described in Item 304 of Regulation S-K.

The Registrant’s Board of Directors has approved Eide Bailly, LLP as its certifying accountant and effective August 1, 2008, the Registrant engaged Eide Bailly, LLP to audit its 2008 financial statements. The Registrant has not previously consulted with Eide Bailly, LLP on items concerning (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or (ii) any subject matter of a disagreement or a reportable event with Murrell, Hall, McIntosh & Co., PLLP.

Registrant is submitting a letter from Murrell, Hall, McIntosh & Co., PLLP addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained in this report as they relate to Murrell, Hall, McIntosh & Co., PLLP. A copy of the letter, dated August 4, 2008, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

16.1                      Letter dated August 4, 2008 from Murrell, Hall, McIntosh & Co., PLLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Mason McLain
Mason McLain
Principal Executive Officer

Date: August 4, 2008